UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

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The McGraw-Hill Companies, Inc.

(Exact name of registrant as specified in its charter)

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New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas,
New York, NY 10020

(Address of principal executive offices)

212-512-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In connection with a previously disclosed investigation by the Civil Division of the Department of Justice ("DOJ") of Standard & Poor's Financial Services LLC ("S&P"), the DOJ filed a civil complaint in the United States District Court for the Central District of California on February 4, 2013 against The McGraw-Hill Companies, Inc. (the "Company") and S&P alleging violations of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 regarding S&P's ratings in 2004-2007 on certain U.S. collateralized debt obligations and S&P’s rating models for certain structured finance products. S&P was notified of related state lawsuits. The Company and S&P believe the allegations are without merit and intend to vigorously defend such litigation.

A press release announcing the filing of the complaint was issued by the Company on February 5, 2013, a copy of which is included as Exhibit 99.1 hereto and hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	The McGraw-Hill Companies, Inc. Press Release, dated February 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2013

THE MCGRAW-HILL COMPANIES, INC. By: /s/ Kenneth M. Vittor Kenneth M. Vittor Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number

99.1	The McGraw-Hill Companies, Inc. Press Release, dated February 5, 2013.